Exhibit 99.1

Allscripts Announces First Quarter 2020 Results

  First quarter 2020 bookings of $205 million, above high end of outlook range

CHICAGO--(BUSINESS WIRE)--May 7, 2020--Allscripts Healthcare Solutions, Inc. (Nasdaq: MDRX) (Allscripts) announced its financial results for the three months ended March 31, 2020.

Bookings(1) were $205 million in the first quarter of 2020. This result compares with $286 million in the first quarter of 2019. Contract revenue backlog totaled $4.5 billion as of March 31, 2020.

First quarter 2020 revenue was $417 million compared with $432 million in the first quarter of 2019.

On a GAAP basis in the first quarter of 2020 total operating expenses were $166 million compared with $171 million in the first quarter of 2019. Non-GAAP operating expenses in the first quarter of 2020 and 2019 both totaled $145 million.

GAAP net loss in the first quarter of 2020 totaled $20 million compared with net loss of $8 million in the first quarter of 2019. Non-GAAP net income in the first quarter of 2020 totaled $15 million compared with $27 million in the first quarter of 2019.

GAAP loss per share in the first quarter of 2020 was $0.13 compared with loss per share of $0.04 in the first quarter of 2019. Non-GAAP diluted earnings per share in the first quarter of 2020 were $0.09 compared with $0.16 in the first quarter of 2019.

“Our first quarter results show continued strength in new bookings, which reflects the confidence our clients have in our solutions,” commented Paul M. Black, Allscripts Chief Executive Officer. “The COVID-19 pandemic has created challenges for our clients and thus for our business. The pandemic accentuates the importance of mission-critical EMR solutions, and the value of actionable real time data and analytics to better care for a new cohort of critically ill patients. I am extremely proud of the work we are doing to provide excellent support for our clients and implement new and innovative solutions, addressing this pandemic around the globe. Looking ahead, we believe Allscripts will likely be impacted as our clients focus on responding to the pandemic and caring for their patients. However, we believe Allscripts’ agility and prior strategic platform investments prepare us to handle the challenges resulting from this global uncertainty. We fully intend to align with existing and new clients to capitalize on opportunities to deploy value-added solutions. Allscripts has multiple competitive advantages, including a robust solutions portfolio, a diversified global client base and high recurring revenues, positioning us well as we chart the path back to a more normalized operating environment.”

2020 Financial Outlook

Given the current uncertainty presented by the COVID-19 pandemic, Allscripts is withdrawing its prior financial outlook for the full-year 2020.

Conference Call

Allscripts will conduct a conference call today, Thursday, May 7th, 2020, at 4:30 PM Eastern Time to discuss its earnings release and other information. Participants may access the conference call via webcast at http://investor.allscripts.com. Participants also may access the conference call by dialing +1 (877) 269-7756 or +1 (201) 689-7817 (international) and requesting Conference ID # 13701343.

A replay of the call will be available approximately two hours after the conclusion of the call, for a period of four weeks, on the Allscripts Investor Relations website or by calling +1 (877) 660-6853 or +1 (201) 612-7415 - Conference ID # 13701343.

Supplemental and non-GAAP financial information is also available at http://investor.allscripts.com.

Footnotes

(1)

Bookings have been determined on a continuing operations basis and reflect the value of executed contracts for software, hardware, client services, private cloud hosting services, outsourcing and other subscription-based services.

NOTE: All percentage changes described within this press release are calculated from full dollar amounts as illustrated in the accompanying financial statements and Allscripts Supplemental Financial Data Workbook, posted on the Investor Relations website. Rounding differences may occur when individually calculating percentages or totals from rounded amounts included within the press release body compared to full dollar amounts in the tables.

About Allscripts

Allscripts (Nasdaq: MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers to make better decisions and deliver better care for healthier populations. To learn more, visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

© 2020 Allscripts Healthcare, LLC and/or its affiliates. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts Healthcare, LLC and/or its affiliates. All other products are trademarks of their respective holders, all rights reserved. Reference to these products is not intended to imply affiliation with or sponsorship of Allscripts Healthcare, LLC and/or its affiliates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements under “2020 Financial Outlook”. These forward-looking statements are based on the current beliefs and expectations of Allscripts management, only speak as of the date that they are made and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Actual results could differ significantly from those set forth in the forward-looking statements and reported results should not be considered an indication of future performance. Certain factors that could cause Allscripts actual results to differ materially from those described in the forward-looking statements include, but are not limited to: the magnitude, severity and duration of the COVID-19 pandemic, including the impacts of the pandemic, along with the impacts of our responses and the responses by governments and other businesses to the pandemic, on our business, our employees, our clients and our suppliers; the failure by Practice Fusion to comply with the terms of its settlement agreements with the U.S. Department of Justice (the “DOJ”); the costs and burdens of compliance by Practice Fusion with the terms of its settlement agreements with the DOJ; additional investigations and proceedings from governmental entities or third parties other than the DOJ related to the same or similar conduct underlying the DOJ’s investigations into Practice Fusion’s business practices; the expected financial results of businesses acquired by us; the successful integration of businesses recently acquired by us; the anticipated and unanticipated expenses and liabilities related to businesses acquired by us, including the civil investigation by the U.S. Attorney’s Office involving our EIS business; security breaches resulting in unauthorized access to our or our clients’ computer systems or data, including denial-of-services, ransomware or other Internet-based attacks; our failure to compete successfully; consolidation in our industry; current and future laws, regulations and industry initiatives; increased government involvement in our industry; the failure of markets in which we operate to develop as quickly as expected; our or our customers’ failure to see the benefits of government programs; changes in interoperability or other regulatory standards; the effects of the realignment of our sales, services and support organizations; market acceptance of our products and services; the unpredictability of the sales and implementation cycles for our products and services; our ability to manage future growth; our ability to introduce new products and services; our ability to establish and maintain strategic relationships; the performance of our products; our ability to protect its intellectual property rights; the outcome of legal proceedings involving us; our ability to hire, retain and motivate key personnel; performance by our content and service providers; liability for use of content; price reductions; our ability to license and integrate third party technologies; our ability to maintain or expand our business with existing customers; risks related to international operations; changes in tax rates or laws; business disruptions; our ability to maintain proper and effective internal controls; and asset and long-term investment impairment charges. Additional information about these and other risks, uncertainties, and factors affecting our business is contained in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our most recent Allscripts Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Qs. Allscripts does not undertake to update forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes in its business, financial condition or operating results over time.

Table 1
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$204.3	$129.6
Restricted cash	7.8	7.9
Accounts receivable, net	471.2	459.8
Contract assets	98.2	96.0
Prepaid expenses and other current assets	125.7	148.0
Total current assets	907.2	841.3
Fixed assets, net	81.8	88.3
Software development costs, net	250.4	243.9
Intangible assets, net	358.3	374.1
Goodwill	1,361.1	1,362.0
Deferred taxes, net	5.5	5.7
Contract assets - long-term	54.5	67.6
Right-of-use assets - operating leases	110.5	98.0
Other assets	123.6	124.8
Total assets	$3,252.9	$3,205.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79.2	$104.0
Accrued expenses	217.3	270.7
Accrued compensation and benefits	67.6	68.6
Deferred revenue	401.5	379.8
Current maturities of long-term debt	370.8	364.5
Current operating lease liabilities	21.9	23.1
Total current liabilities	1,158.3	1,210.7
Long-term debt	680.4	551.0
Deferred revenue	12.4	12.3
Deferred taxes, net	18.5	21.0
Long-term operating lease liabilities	108.1	95.2
Other liabilities	33.4	30.3
Total liabilities	2,011.1	1,920.5
Total stockholders’ equity	1,241.8	1,285.2
Total liabilities and stockholders’ equity	$3,252.9	$3,205.7

Table 2
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue:
Software delivery, support and maintenance	$263.6	$275.5
Client services	153.1	156.5
Total revenue	416.7	432.0
Cost of revenue:
Software delivery, support and maintenance	76.3	81.0
Client services	152.8	148.7
Amortization of software development and acquisition-related assets (a)	30.6	28.2
Total cost of revenue	259.7	257.9
Gross profit	157.0	174.1
Selling, general and administrative expenses	97.3	100.2
Research and development	62.2	64.3
Impairments	0.0	0.1
Amortization of intangible and acquisition-related assets	6.7	6.8
Income (loss) from operations	(9.2)	2.7
Interest expense and other, net (b)	(11.7)	(9.7)
Recovery (impairment) on long-term investments	0.0	1.0
Equity in net income (loss) of unconsolidated investments	0.2	(0.1)
Income (loss) before income taxes	(20.7)	(6.1)
Income tax (provision) benefit	0.3	(1.9)
Net income (loss)	(20.4)	(8.0)
Net (income) loss attributable to non-controlling interest	0.0	0.4
Net Income (loss) attributable to Allscripts Healthcare Solutions, Inc. stockholders	($20.4)	($7.6)

Income (loss) earnings per share - basic	($0.13)	($0.04)
Income (loss) earnings per share - diluted	($0.13)	($0.04)

Weighted average common shares outstanding:
Basic	162.5	170.0
Diluted	162.5	170.0

	Three Months Ended March 31,
	2020	2019

(a) Amortization of software development and acquisition-related assets includes:
Amortization of capitalized software development costs	$22.0	$19.2
Amortization of acquisition-related intangible assets	8.6	9.0
Total amortization of software development and acquisition-related assets	$30.6	$28.2

(b) Interest expense and other, net are comprised of the following for the periods presented:

Non-cash charges to interest expense	$4.8	$3.3
Interest expense	6.5	6.2
Amortization of discounts and debt issuance costs	0.9	0.7
Other (income) loss, net	(0.5)	(0.5)
Total interest expense and other, net	$11.7	$9.7

Table 3
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	($20.4)	($8.0)
Non-cash adjustments to net income (loss):
Depreciation and amortization	52.1	50.1
Operating right-to-use asset amortization	5.6	5.3
Stock-based compensation expense	10.0	11.7
Deferred Taxes	(2.1)	0.0
Asset impairment charges	0.0	0.1
Impairment (recovery) of long-term investments	0.0	(1.0)
Other loss (income), net	0.3	0.2
Total non-cash adjustments to net income (loss)	65.9	66.4
Cash impact of changes in operating assets and liabilities:
Assets	25.3	36.0
Liabilities	(17.2)	(58.6)
Accrued DOJ settlement	(57.3)	0.0
Total cash impact of changes on operating assets and liabilities	(49.2)	(22.6)
Net cash provided by (used in) operating activities - continuing operations	(3.7)	35.8
Net cash provided by (used in) operating activities - discontinued operations	0.0	(30.0)
Net cash provide by (used in) operating activities	(3.7)	5.8
Cash flows from investing activities:
Capital expenditures	(2.8)	(4.8)
Capitalized software	(28.6)	(28.6)
(Purchases) sales of equity securities in partner entities, business acquisitions, net of cash acquired and other investments	(3.0)	0.0
Other proceeds from investing activities	0.0	0.0
Net cash provided by (used in) investing activities	(34.4)	(33.4)
Cash flows from financing activities:
Taxes paid related to net share settlement of equity awards	(3.2)	(5.3)
Proceeds from issuance of 0.875% Convertible Senior Notes	(0.8)	0.0
Credit facility payments	(80.0)	(5.0)
Credit facility borrowings, net of issuance costs	210.0	120.0
Repurchase of common stock	(9.7)	(65.1)
Payment of acquisition and other financing obligations	(2.9)	(0.1)
Purchases of subsidiary shares owned by non-controlling interest	0.0	(54.0)
Net cash provided by (used in) financing activities	113.4	(9.5)
Effect of exchange rate changes on cash and cash equivalents	(0.7)	0.2
Net increase (decrease) in cash and cash equivalents	74.6	(36.9)
Cash and cash equivalents, beginning of period	137.5	184.8
Cash and cash equivalents, end of period	$212.1	$147.9

Table 4
Allscripts Healthcare Solutions, Inc.
Condensed Non-GAAP Financial Information
(In millions, except per share amounts and percentages)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Total revenue, as reported	$416.7	$432.0

Acquisition-related deferred revenue adjustments	0.0	0.6
Total non-GAAP revenue	$416.7	$432.6

Gross profit, as reported	$157.0	$174.1

Acquisition-related deferred revenue adjustments	0.0	0.6
Acquisition-related amortization	8.6	9.0
Stock-based compensation expense	1.7	1.6
Restructuring and other	4.1	1.2
Total non-GAAP gross profit	$171.4	$186.5

Income (loss) from operations, as reported	($9.2)	$2.7

Acquisition-related deferred revenue adjustments	0.0	0.6
Acquisition-related amortization	15.3	15.8
Stock-based compensation expense	11.1	12.8
Impairments	0.0	0.1
Restructuring and other	9.1	9.7
Total non-GAAP operating income	$26.3	$41.7

Net income (loss) attributable to Allscripts Healthcare Solutions, Inc. stockholders, as reported	($20.4)	($8.0)
Net (income) loss attributable to non-controlling interest	0.0	0.4
Income (loss), net of tax	($20.4)	($7.6)

Acquisition-related deferred revenue adjustments	0.0	0.6
Acquisition-related amortization	15.3	15.8
Stock-based compensation expense	11.1	12.8
Restructuring and other	9.1	9.7
Non-cash charges to interest expense and other	5.7	3.3
Impairments	0.0	0.1
Impairment of long-term investments	0.0	(1.0)
Equity in net loss (income) of unconsolidated investments	(0.2)	0.1
Tax rate alignment	(5.2)	(6.6)
Non-GAAP net (income)/loss attributable to non-controlling interest	0.0	(0.3)
Non-GAAP net income attributable to Allscripts Healthcare Solutions, Inc.	$15.4	$26.9

Non-GAAP effective tax rate	24%	24%

Weighted shares outstanding - basic	162.5	170.0
Weighted shares outstanding - diluted	163.7	171.8

GAAP Income (loss) earnings per share - diluted	($0.13)	($0.04)
Non-GAAP Income (loss) earnings per share - diluted	$0.09	$0.16

Table 5
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Adjusted EBITDA
(In millions, except percentages)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net income (loss), as reported	($20.4)	($8.0)
Plus:
Interest expense and other, net (a)	5.8	5.7
Depreciation and amortization	52.1	50.1
Equity in net (income) loss of unconsolidated investments	(0.2)	0.1
Tax provision/(benefit)	(0.3)	1.9
EBITDA	$37.0	$49.8
Plus:
Acquisition-related deferred revenue adjustments	0.0	0.6
Stock-based compensation expense	11.1	12.8
Restructuring and other	9.1	9.7
Impairments	0.0	0.1
(Recovery) impairment on long-term investments	0.0	(1.0)
Adjusted EBITDA	$57.2	$72.0

Adjusted EBITDA margin (b)	14%	17%
(a)	Interest expense and other, net has been adjusted from the amounts presented in the statements of operations in order to remove the amortization of the fair value of the cash conversion option embedded in the 1.25% and .875% Cash Convertible Notes and deferred debt issuance costs from interest expense since such amortization is also included in depreciation and amortization.

(b)	Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by non-GAAP revenue.

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with U.S. generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents non-GAAP revenue, gross profit, gross margin, operating expense, income from operations, Adjusted EBITDA, effective income tax rate, net income, diluted earnings per share and free cash flow, which are considered non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. The definitions of non-GAAP financial measures are presented below:

  Non-GAAP revenue consists of GAAP revenue, as reported, and adds back recognized deferred revenue from the EIS business, Practice Fusion, HealthGrid, NantHealth’s provider/patient solutions business and non-material consolidated affiliates that is eliminated for GAAP purposes due to purchase accounting adjustments. Reconciliations to GAAP revenue are found in Table 4 within this press release.
  Non-GAAP gross profit consists of GAAP gross profit, as reported, and excludes acquisition-related deferred revenue adjustments, acquisition-related amortization, stock-based compensation expense and restructuring and other costs. Non-GAAP gross margin consists of non-GAAP gross profit as a percentage of non-GAAP revenue in the applicable period. Reconciliations to GAAP gross profit are found in Table 4 within this press release.
  Non-GAAP operating expense consists of GAAP selling, general and administrative expenses (SG&A) and research and development expense (R&D), as reported, and excludes restructuring and other costs and stock-based compensation expense recorded to SG&A and R&D. Reconciliations to GAAP operating expense are found in Table 4 within this press release.
  Non-GAAP income from operations consists of GAAP income from operations, as reported, and excludes acquisition-related deferred revenue adjustments, acquisition-related amortization, stock-based compensation expense, impairment charges and restructuring and other costs. Reconciliations to GAAP income from operations are found in Table 4 within this press release.
  Adjusted EBITDA is a non-GAAP measure and consists of GAAP net income/(loss), as reported, and adjusts for: acquisition-related deferred revenue adjustments; depreciation and amortization; stock-based compensation expense; restructuring and other costs; non-cash long-term investment impairment charges; goodwill impairment charges; gain on sale of businesses, net; interest expense and other, net; equity in net earnings of unconsolidated investments; and tax provision (benefit). Reconciliations to GAAP net income/(loss) are found in Table 5 within this press release.
  Non-GAAP effective income tax rate is based on non-GAAP pre-tax earnings and consists of the statutory federal income tax rate, Allscripts effective state income tax rate and adjustments for permanent differences.
  Non-GAAP net income consists of GAAP net income/(loss), as reported, and adds back acquisition-related deferred revenue adjustments; acquisition-related amortization; stock-based compensation expense; restructuring and other costs; non-cash long-term investment impairment charges; non-cash charges to interest expense and other; impairment charges and equity in net earnings of unconsolidated investments. Non-GAAP net income also includes a GAAP to non-GAAP tax rate alignment adjustment. Reconciliations to GAAP net income/(loss) are found in Table 4 within this press release.
  Non-GAAP net income attributable to Allscripts Healthcare Solutions, Inc. is a non-GAAP measure and consists of non-GAAP net income, as described above, with an adjustment to reduce non-GAAP net income for the percentage of non-controlling interest outside Allscripts ownership position.
  Non-GAAP diluted earnings per share consist of non-GAAP net income, as defined above, divided by weighted shares outstanding – diluted during the applicable period.
  Free cash flow consists of GAAP cash flows provided by operating activities in the applicable period, net of capital expenditures and capitalized software costs, including those incurred by businesses presented as discontinued operations.

Acquisition-Related Deferred Revenue Adjustments. Deferred revenue adjustments include acquisition-related deferred revenue adjustments, which reflect the fair value adjustments to deferred revenue acquired in a business acquisition. The fair value of acquired deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree's software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Allscripts adds back acquisition-related deferred revenue adjustments for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP gross profit, non-GAAP operating income, and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods because of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. Allscripts excludes stock-based compensation expense from non-GAAP gross profit, non-GAAP operating income, non-GAAP operating expense, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.

Impairments. Impairment charges reflect the write-off of the book value of certain fixed assets that resulted from consolidating business functions and data centers.

Restructuring and Other Costs. Restructuring and other costs relate to certain legal proceedings and investigations, consulting, severance, incentive compensation and other charges incurred in connection with activities that are considered not reflective of our core business.

Allscripts excludes restructuring and other costs, in whole or in part, from non-GAAP gross profit, non-GAAP operating income, non-GAAP operating expense, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

Non-Cash Charges to Interest Expense and Other. Non-cash charges to interest expense include the amortization of the fair value of the conversion option embedded in the 1.25 percent Cash Convertible Notes and 0.875 percent Convertible Notes issued by Allscripts during the second quarter of 2013 and fourth quarter of 2019, respectively.

Impairment of Long-Term Investments. Impairment of long-term investments relates to other-than-temporary non-cash impairment charges associated with such investments based on management’s assessment of the likelihood of near-term recovery of the investments’ value.

Equity in Net loss (income) of Unconsolidated Investments. Equity in net loss (income) of unconsolidated investments represents Allscripts share of the equity earnings of our investments in third parties accounted for under the equity method, including the amortization of cost basis adjustments.

Tax Rate Alignment. Tax rate alignment aligns the applicable period’s effective tax rate to the expected annual non-GAAP effective tax rate.

Management also believes that non-GAAP revenue, gross profit, gross margin, operating expense, income from operations, effective income tax rate, net income, diluted earnings per share, Adjusted EBITDA, and free cash flow provide useful supplemental information to management and investors regarding the underlying performance of Allscripts business operations. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments provided and discussed herein.

Management also uses this information internally for forecasting and budgeting, as it believes that these measures are indicative of core operating results. In addition, management may use non-GAAP gross profit, operating expense, operating income, net income, earnings per share and/or Adjusted EBITDA to measure achievement under Allscripts stock and cash incentive compensation plans. Note, however, that non-GAAP gross profit, operating income, net income, diluted earnings per share and Adjusted EBITDA are performance measures only, and they do not provide any measure of cash flow or liquidity. Allscripts considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after capital expenditures and capitalized software costs. Free cash flow provides management and investors a valuable measure to determine the quantity of capital generated that can be deployed to create additional shareholder value by a variety of means. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the definitions and reconciliations of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

Contacts

Investors:
Stephen Shulstein
312-386-6735
stephen.shulstein@allscripts.com

Media:
Concetta Rasiarmos
312-447-2466
concetta.rasiarmos@allscripts.com